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                                FILING AGREEMENT

This Agreement is made and entered into as of this 11th day of February 2000 among Stuart W. Epperson, Sr. and Nancy A. Epperson.

Stuart W. Epperson, Sr. and Nancy A. Epperson hereby agree that only one statement will be filed on behalf of each of them pursuant to Schedule 13G containing the information required to be disclosed by Section 13(d) of the Securities Exchange Act of 1934, as amended, and rules thereunder with respect to the shares of Class A Common Stock of Salem Communications Corporation that are beneficially owned by Stuart W. Epperson, Sr. and Nancy A. Epperson.

Witness the due execution hereof by the undersigned as of the date first above written.

                                         /s/ Stuart W. Epperson, Sr.
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                                         Stuart W. Epperson, Sr.


                                         /s/ Nancy A. Epperson
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                                         Nancy A. Epperson